UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

Novamerican Steel Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

28 West 44th Street, 16th Floor

New York, NY 10036

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 646-429-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2007, Symmetry Holdings Inc. (“Symmetry” or the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger merging Novamerican Steel Inc., a wholly-owned subsidiary of Symmetry, into Symmetrypursuant to Section 253 of the Delaware General Corporation Law. Pursuant to such Certificate of Ownership and Merger, Symmetry’s Amended and Restated Certificate of Incorporation was amended to change Symmetry’s name to Novamerican Steel Inc.

A copy of the Certificate of Ownership and Merger is attached as an Exhibit to this report.

Item 8.01.	Other Events.

On December 6, 2007, the Company issued a press release announcing that it has applied to have its common stock, $0.001 par value (the “Common Stock”), and warrants to purchase one share of Common Stock (the “Warrants” and, together with the Common Stock, the “Securities”) listed for trading on The Nasdaq Global Select Market (“Nasdaq”). The Company anticipates that, upon approval of such application (1) the Common Stock, Warrants and the Company’s units, consisting of one share of Common Stock and one Warrant, will cease to be listed for trading on the American Stock Exchange and the Securities will commence being listed for trading on Nasdaq, and (2) the Company’s units, which currently trade as a separate class of security, will cease to trade as such when the Securities begin trading on Nasdaq, and all outstanding units will automatically be separated into Common Stock and Warrants.

A copy of the press release is attached as an Exhibit to this report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit	Description

3.3	Certificate of Ownership and Merger dated December 5, 2007

99.1	Press Release dated December 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMERICAN STEEL INC.
Date: December 6, 2007	By:	/s/ Corrado De Gasperis
Corrado De Gasperis Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

3.3	Certificate of Ownership and Merger dated December 5, 2007

99.1	Press Release dated December 6, 2007